Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals and Pfizer

Enter Agreement for FACTIVE Tablets in Mexico

— Pfizer, S.A. de C.V. to advance commercialization of

the fluoroquinolone antibiotic in Mexico —

Waltham, Mass., February 7, 2006 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has sublicensed the commercialization rights to FACTIVE® (gemifloxacin mesylate) tablets in Mexico to Pfizer, S.A. de C.V. (Pfizer Mexico), the largest pharmaceutical company in that country. In exchange for those rights, Pfizer Mexico has agreed to pay Oscient an up-front payment, milestones for attaining certain regulatory and sales goals as well as royalties on future sales. Specific financial terms were not disclosed.

FACTIVE is currently approved in the U.S. for the treatment of community-acquired pneumonia of mild to moderate severity (CAP) and acute bacterial exacerbations of chronic bronchitis (AECB).

“FACTIVE represents an important addition to our antibiotic portfolio in Mexico,” stated Jorge Bracero, Regional President & General Manager, Northern Latin America, Pfizer. “We look forward to pursuing registration of this important antibiotic and making it available to local physicians and patients in Mexico dealing with often serious respiratory tract infections.”

“For us, this partnership with Pfizer in Mexico underscores the potential of FACTIVE,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “Our business strategy, outside of the U.S., is to build the FACTIVE brand through partnerships with leading pharmaceutical companies in our licensed territories. This deal represents the first of similar agreements that we hope to establish in Canada and in certain European countries.”

Pfizer will work with the regulatory agency in Mexico to facilitate the marketing approval of FACTIVE. Oscient will be the sole provider of product to Pfizer Mexico.

About Pfizer Inc

Pfizer Inc discovers, develops, manufactures, and markets leading prescription medicines for humans and animals and many of the world’s best-known consumer brands. Our innovative, value-added products improve the quality of life of people around the world and help them enjoy longer, healthier, and more productive lives. The company has three business segments: health care, animal health and consumer health care. Our products are available in more than 150 countries.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement for Oscient Pharmaceuticals

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding (i) the anticipated registration of FACTIVE tablets in Mexico, and (ii) our ability to establish partnerships in Canada and certain European countries. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) the delay in or inability to obtain regulatory approvals of FACTIVE in other territories and (ii) our inability or our partners’ inability to successfully commercialize FACTIVE due to: the limitations on resources; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005

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